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Tredegar Corporation Corporate Communications 1100 Boulders Parkway Richmond, Virginia 23225 E-mail: invest@tredegar.com Website: www.tredegar.com	Contact: D. Andrew Edwards Phone: (804) 330-1041 Fax: (804) 330-1177 E-mail: daedward@tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR CORPORATION EXECUTIVE APPOINTMENTS

RICHMOND, Va., January 9, 2009 -- Tredegar Corporation (NYSE:TG) today announced the following promotions:

•

Nancy M. Taylor is appointed Executive Vice President of Tredegar Corporation. Ms. Taylor’s title of President of Tredegar Film Products Corporation and its subsidiaries is unchanged. In addition to leading the Films division, Ms. Taylor assumes responsibility for corporate business development strategy.

•	Duncan A. Crowdis is appointed Vice President of Tredegar Corporation. Mr. Crowdis’ title of President of The William L. Bonnell Company, Inc. and its subsidiaries is unchanged.

Based in Richmond, Va., Tredegar Corporation is a global manufacturer of plastic films and aluminum extrusions.

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